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                                                                    Exhibit 10.9
                      MEDIACOM COMMUNICATIONS CORPORATION

                       1999 EMPLOYEE STOCK PURCHASE PLAN
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     The following constitute the provisions of the 1999 Employee Stock Purchase
Plan of Mediacom Communications Corporation.

 1.  Purpose

     The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an Employee Stock Purchase Plan under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

 2.  Definitions

     For purposes of this Plan, the following terms with initial capital letters shall have the following meanings:

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the Class A common stock of the Company, $0.01 par value per share.

     "Company" shall mean Mediacom Communications Corporation and any of its Designated Subsidiaries.

     "Compensation" shall mean all gross earnings and commissions, and shall include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation, but in each case only to the extent such compensation is paid in cash.

     "Designated Subsidiary" shall mean any Subsidiary on the date this Plan is adopted by the Board..

     "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the
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individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     "Enrollment Date" shall mean the date upon which an Employee duly elects to participate in the Plan in accordance with the terms hereof, provided that such Enrollment Date shall not be latter than 30 days following the first day of the Initial Offering Period.

     "Exercise Date" shall mean the last Trading Day of each Offering Period.

     "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

          (iv) For purposes of the Participation Commencement Date , the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock (the Registration Statement).

     "Offering Periods" shall mean the four (4) consecutive periods of approximately six (6) months, each Offering Period concluding on its Exercise Date, during which an option granted pursuant to the Plan may be exercised. The first Offering Period under the Plan shall commence with the date on which the Securities and Exchange Commission declares the Company's Registration Statement effective and end on the last Trading Day prior to August 1, 2000. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

     "Participation Commencement Date" shall mean the commencement date of the first Offering Period.

     "Plan" shall mean this 1999 Employee Stock Purchase Plan.

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     "Purchase Price" shall mean 85% of the Fair Market Value of a share of
Common Stock on the Participation Commencement Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

     "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     "Subsidiary" shall mean a corporation or other entity, domestic or foreign, of which not less than 50% of the voting shares or equity interests are held by the Company or a Subsidiary, whether or not such corporation or entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.   Eligibility

     (a) Any Employee who shall be employed by the Company on the Participation Commencement Date shall participate in the Plan unless such Employee fails to enroll in the Plan in accordance with the terms hereof not later than 30 days following the first day of the Initial Offering Period.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan

          (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or

          (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.   Offering Periods

     The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing approximately six months following the commencement of the previous Offering Period, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence on the date on which the Securities and Exchange Commission declares the Company's Registration Statement effective and end on the last Trading Day prior to

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August 1, 2000. The Board shall have the power to change the duration of
Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.   Participation

     (a) All participants in the Plan shall confirm and continue their participation by completing a Subscription Agreement/Enrollment Form authorizing payroll deductions in the form provided by the Company and filing such form with the Company's payroll office within 30 days after the Participation Commencement Date. Any Employee who fails to complete and file with the Company's payroll office a Subscription Agreement/Enrollment Form within such 30 day period shall no longer be able to participate in the Plan following the expiration of such 30 day period.

     (b) Payroll deductions for a participant shall commence on the first payroll period ending on or after the fifth business day following the participant's delivery to the Company's payroll office of a completed, executed Subscription Agreement/Enrollment Form and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.   Payroll Deductions

     (a) At the time a participant files his or her Subscription Agreement/ Enrollment Form, he or she shall elect to have payroll deductions made on each pay day during the Offering Period after the Enrollment Date in an amount not less than 1% and not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period up to a maximum aggregate deduction of $21,250.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only, unless the participant wishes to reduce his/her contribution to the minimum amount of $10 and still remain in the Plan. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new Subscription Agreement/Enrollment Form authorizing a change in his/her payroll deduction rate. A participant is limited to one (1) participation rate change during any Offering Period. The Board may, in its discretion, further limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. The minimum payroll deduction is $10.00 A change in participation rate that reduces the payroll deduction below $10.00 will be deemed to be a withdrawal from the Plan as provided in Section 10 hereof. A participant's Subscription Agreement/

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Enrollment Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

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     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period, in which case the participant will no longer be eligible to participate in the plan.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.  Grant of Option

     On the Participation Commencement Date each eligible Employee shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 2,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Offering Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8.  Exercise of Option

     (a) Unless a participant fails to enroll as provided in Section Section 5 hereof, or withdraws from the Plan as provided in Sections 6(c) or 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full and fractional shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed either (i) the number of shares of Common stock that were available for sale under the Plan on the Participation Commencement Date of the applicable Offering Period, or
(ii) the number of shares available for sale under the Plan on such Exercise Date, the Board, in its sole discretion, may provide that

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          (x)  the Company shall make a pro rata allocation of the shares of
     Common Stock available for purchase on such Participation Commencement Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or
             --

          (y) the Company shall make a pro rata allocation of the shares available for purchase on such Participation Commencement Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to
     Section 20 hereof. The Company may make pro rata allocation of the shares available on the Participation Commencement Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Participation Commencement Date.

     9.  Delivery

     As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, a confirmation representing the shares purchased upon exercise of his or her option.

     10.  Withdrawal

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company on a form made available to participants for such purpose. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the current and future Offering Periods shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Periods.

     (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

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11.  Termination of Employment

     Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under
Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12.  Interest

     No interest shall accrue on the payroll deductions of a participant in the Plan.

13.  Stock

     (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares of Class A of Common Stock.

     (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse unless such shares are maintained in a Company account maintained by Salomon Smith Barney ("SSB"). Such shares will be registered in SSB's name but will be accounted for in the participant's name.

14.  Administration

     The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

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15.  Designation of Beneficiary

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.  Transferability

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.  Use of Funds

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.  Reports

     Account balances shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

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19.  Adjustments Upon Changes in Capitalization, Dissolution, Liquidation,
Merger or Sale of Assets of the Company

     (a)  Changes in Capitalization

     Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b)  Dissolution or Liquidation

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the New Exercise Date), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     (c)  Merger or Sale of Asset

     In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the New Exercise Date) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

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20.  Amendment or Termination

     (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

     (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

           (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

         (iii) allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

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21.  Notices

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Conditions Upon Issuance of Shares

     (a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.  Term of Plan

     The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 20 hereof.

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